[LEGEND] EXHIBIT 23(b) CONSENT OF INDEPENDENT ACCOUNTANTS

[Letterhead of Coopers & Lybrand L.L.P.]

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Fahnestock Viner Holdings Inc. on Form S-8, to register 42,000 Class A non-voting shares filed on May 26, 1998, of our report dated June 3, 1997, on our audit of the financial statements and supplemental schedules of the Fahnestock & Co. Inc. 401(k) Plan (the "Plan") as of and for the year ended December 31, 1996, which report was previously filed as an exhibit to the Plan's Annual Report on Form 11-K.

/s/ Coopers & Lybrand LLP
Coopers & Lybrand LLP

New York, New York
May 26, 1998